UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 27, 2009
S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24931 (Commission File Number)	58-2395199 (IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia (Address of principal executive offices)	30092 (Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A amends and supplements Item 5.02 of the Current Report on Form 8-K filed by S1 Corporation (“S1”) with the Securities and Exchange Commission on August 18, 2009 (the “Original Form 8-K”).
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Item 5.02 of the Original Form 8-K provided that effective August 12, 2009, the employment of S1’s Principal Accounting Officer, Stephen M. Dexter, terminated and that Mr. Dexter’s termination was not the result of any disagreement or other dispute with S1 regarding any policy or practice of S1. Subsequent to the filing of the Original Form 8-K, S1 and Mr. Dexter entered into a letter agreement dated August 27, 2009 (the “Separation and Consulting Agreement”). Under the terms of the Separation and Consulting Agreement, S1 has agreed to:
(i)	pay Mr. Dexter (1) the unpaid portion of his fiscal year 2009 bonus pro-rated for the portion of the year during which he was employed by S1, and (2) his accrued but unused vacation; and

(ii)	Reimburse Mr. Dexter’s COBRA premiums under S1’s major medical group health plan on a monthly basis for the next nine (9) months.
Additionally, pursuant to the Separation and Consulting Agreement, Mr. Dexter has agreed to serve as a consultant to S1 until May 15, 2010 (or such shorter amount of time as determined by S1) in exchange for a consulting fee of One Hundred Thirty Eight Thousand Seven Hundred and Fifty Dollars ($138,750), subject to applicable withholdings. The Separation and Consulting Agreement also includes a general release of claims and a provision relating to the non-solicitation of employees.
The foregoing summary of the Separation and Consulting Agreement does not purport to be complete and is qualified by reference to the Separation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Consulting Agreement between S1 Corporation and Stephen M. Dexter dated August 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: August 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Consulting Agreement between S1 Corporation and Stephen M. Dexter dated August 27, 2009.